Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-187928 on Form S-8 and Registration Statements (Nos. 333-199634, 333-205147 and 333-212433) on Form S-3 of Tecogen Inc. of our report dated  March 22, 2017, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2016.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 22, 2017